Exhibit 6.12

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of this 21 day of September, 2016 (the “Effective Date”) between BRV Technology, LLC d/b/a BankRoll Ventures (“BankRoll”), a Florida limited liability company, and Duke Robotics, Inc., a Delaware corporation, (hereinafter the “Company”), with BankRoll and Company each being referred to below at times as a “Party” or collectively as the “Parties.” The Parties hereby enter into this Agreement for Company to utilize BankRoll as its exclusive technology and marketing internet-based platform for Company’s Regulation A offering recently filed with the Securities and Exchange Commission under cover of Form 1-A (the “Offering”) The Parties, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the Parties intending to be legally bound, hereby agree as follows:

1. General Agreement. Company hereby contracts with BankRoll, and BankRoll hereby agrees to act, as the Company’s exclusive internet-based technology platform in connection with the Offering, provided, however that BankRoll acknowledges and agrees that nothing contained herein shall restrict the Company’s ability to engage a broker-dealer network for purposes of the Offering without BankRoll’s prior written consent or approval, provided that all sales of securities that take place through any such broker-dealer network shall take place through the BankRoll platform.

2. BankRoll Duties. BankRoll will provide Company with an “Offering Page” on BankRoll’s website where Company will make materials provided by Company available to potential investors, and whereby investors may, on a self-directed basis, invest in Company’s Offering. The aforementioned “Offering Page” shall permit the posting of Company materials which will permit the “testing the waters” materials as well as permit the offering and sale of securities pursuant to Regulation A, as amended (“Reg A+”), promulgated under the Securities Act to “accredited investors,” as defined by Rule 501 of Regulation D under the Securities Act, and non-accredited investors subject to certain limitations as set forth under Reg A+, as may be applicable. The “Offering Page” shall comply with all applicable rules, laws and regulations. BankRoll will use commercially best efforts to make the Platform available (i.e. ability to login and perform operations by means of the platform) continuously 24/7/365, excluding planned service maintenance with regard to which BankRoll will inform the Company in writing and at least 4 business days in advance.

3. Broker-Dealer, Compliance and Escrow Arrangements. Company understands and acknowledges that BankRoll is entering into this Agreement based on the representation that Company has or will enter into a broker-dealer agreement with Jumpstart Securities LLC (hereinafter “Jumpstart”) or another broker-dealer approved by BankRoll, who will provide broker-dealer services to Company. The terms of the broker-dealer agreement will be as set out in Appendix A attached, unless changed by agreement between Company and Jumpstart Securities. Company may enter into additional agreements with other broker-dealers to provide additional broker-dealer services to Company as part of a selling group or otherwise. Company acknowledges and understands that BankRoll is not a registered broker-dealer under the Securities Exchange Act of 1934, as amended, or registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and that BankRoll will not perform any activities requiring registration with the Financial Industry Regulatory Authority (“FINRA”) or the Securities and Exchange Commission (the “SEC”) and BankRoll will not act as a broker-dealer, or perform any services requiring broker-dealer or investment advisor registration. BankRoll will not offer investment advice or make investment recommendations to any investor or potential investor, and will not suggest or advise Company to offer securities to a particular investor. Company shall not represent, directly or indirectly, that BankRoll endorses or recommends an investment in the Company or the suitability of the securities offered in the Offering for any particular purpose. BankRoll shall not take any part in the negotiation of transactions for the purchase or sale of securities in the Offering, and at no time shall take possession of funds or securities.

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4. BankRoll Fees & Expenses. Company understands and agrees that as long as the broker-dealer agreement referenced in Paragraph 3 above remains in full force and effect, the Company will pay no platform administrative posting fee or any other fee to BankRoll.

Should Company terminate this Agreement or terminate the broker-dealer agreement referenced in Paragraph 3 above, the Company’s Offering may be removed by BankRoll from the BankRoll website in BankRoll’s sole and absolute discretion. The Company shall not incur or be charged with any fees to BankRoll in such an event. Company agrees that, if this Agreement has not been terminated, its Offering may not be listed on any other funding website or platform without first obtaining written permission from BankRoll. Company may advertise and market the Offering from their own company website, social media and otherwise, provided that the actual transaction of any sales of securities be facilitated by BankRoll’s technology platform.

5. Company Duties. BankRoll will provide Company with a template of an Offering Page where Company will make documents and materials provided by Company available to potential investors. Company will provide information, text, graphics, photographs, audio and/or video as well as all final legal documents necessary for Company to have investors subscribe to their Offering(s) (collectively the “Offering Materials”), and BankRoll will not be responsible for creating or modifying any such legal documents for Company. The Company agrees that all Offering Materials to be displayed on the BankRoll Offering Page will be provided to BankRoll in final form, and BankRoll will not be responsible for creating or modifying any such Offering Materials for Company. Additionally, Company understands and agrees:

(a)       That its officers, directors and certain equity holders must undergo a “Bad Actor Check” prior to posting their Offering on BankRoll, and

(b)       That while this Agreement is in effect, Company will direct all marketing efforts related to the Offering to the Offering Page on the BankRoll website for the transactions to be processed, and

(c)       That BankRoll shall have the right to reference the Offering and to use the Company’s name, logo, trademarks or service marks, and any publicly available information from the Offering Materials in BankRoll’s public relations and marketing efforts and BankRoll's advertisements in financial and other newspapers and journals, in each case at its own expense; provided, however, in the event of any material dispute between the parties under the Agreement, BankRoll shall cease and desist from referencing the Offering upon Company’s written request to terminate such reference on its website and elsewhere.

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6. Offering Materials. Company recognizes and confirms that BankRoll will not independently verify any content contained in the Offering Materials and does not assume responsibility for the accuracy or completeness of the Offering Materials. Company represents and warrants that all Offering Materials provided to BankRoll are complete, accurate, truthful and not misleading in any manner.

7. Term. This Agreement will remain in effect for twenty-four (24) months from the date of this Agreement. The parties hereto may terminate or extend this Agreement at any time by mutual written consent. This Agreement may also be terminated by a Party for breach by the other Party which is not cured (if curable) promptly after notice of default is received.

8. Indemnification. Company and BankRoll agree to indemnify and hold each other harmless from and against any and all claims, demands, losses, causes of action, damages, lawsuits, judgments, including reasonable attorney’s fees and costs, to the extent caused by or arising out of or relating to the work, errors, omissions and/or operations of the other Party. Company will indemnify and hold harmless BankRoll, its directors and officers and each person, if any, who controls BankRoll against any losses, claims, damages or liabilities, joint or several, to which BankRoll may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statements in the Offering Materials being inaccurate or misleading or based on the failure by the Company to provide information necessary to make the material provided by Company to BankRoll or users of the BankRoll website, including Company’s investors or potential investors, not misleading or alleged untrue statement of any fact contained in any Offering Materials prepared by or on behalf of the Company, or any amendment or supplement thereof. The Company and Bankroll agree to reimburse the other Party for any legal or other expenses reasonably incurred in connection with investigation or defense or loss, claim, damage, liability or action referred to in this provision as such expenses are incurred. Company and Bankroll, as applicable, will not, however, be responsible for any claims, losses, damages, liabilities, or expenses, which are judicially determined to have resulted solely from such Party’s gross negligence or intentional misconduct. Company and Bankroll, as applicable, shall assume the defense of such action, including the employment and fees of counsel (reasonably satisfactory to such indemnified party) and payment of reasonable and accountable expenses.

9. Representations and Warranties. Company and BankRoll each represent and warrant that (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder and (b) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of each such Party enforceable in accordance with its terms. Company represents that it has not taken, and will not take any intentional action, directly or indirectly, so as to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by applicable federal and state laws, rules and regulations.

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10. Notice. Any notice required by this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other parties hereto at such addresses as such other parties may designate from time to time for the receipt of such notices, with an e-mail also sent to the e-mail address provided. Until further notice, the address and e-mail address of each party to this Agreement for this purpose shall be the following:

If to BankRoll:

BRV Technology LLC

4350 West Cypress Street Suite 275

Tampa, FL 33607

Kendall@BankRoll.Ventures

Attn: Kendall Almerico, Chief Executive Officer

If to the Company:

Duke Robotics, Inc.

913 Gulf Breeze Parkway, Suite

40 Gulf Breeze, FL 32561

e-mail: razi@dukeroboticsys.com

11. Severability. If any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any and all other terms of this Agreement will not in any way be affected thereby.

12. Entire Agreement. This Agreement is the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous communications and understandings between the Parties. No modification of or amendment to this Agreement will be effective unless in writing and signed by the Party to be charged. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

13. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to its conflicts of laws principles. Company and BankRoll (a) agree that exclusive jurisdiction over any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be in courts sitting in Washington D.C., (b) waive any objection which such party may have or hereafter have to the venue of any such suit, action or proceeding, and (c) irrevocably consent to the jurisdiction as set out in this paragraph.

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14. Miscellaneous Provisions. This Agreement has been and is made solely for the benefit of the parties hereto and each of their respective persons, agents, employees, officers, directors and controlling persons and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement will confer any rights upon, nor will this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this section. The rights and obligations of either party under this Agreement may not be assigned, other than in connection with the sale of its business, without the prior written consent of the other party hereto and any other purported assignment will be null and void. BankRoll has been retained under this Agreement as an independent contractor, and it is understood and agreed that this Agreement does not create a fiduciary relationship between BankRoll and the Company or their respective officers, directors and controlling persons. BankRoll shall have no control over any aspect of the company and BankRoll shall not be considered to be the agent of the Company for any purpose whatsoever and BankRoll is not granted any right or authority to assume or create any obligation or liability, express or implied, on the Company’s behalf, or to bind the Company in any manner whatsoever. The Company acknowledges that BankRoll does not provide accounting, tax or legal advice.

15. Confidentiality. Except as required by law or court order, BankRoll shall keep confidential any trade secrets or confidential or proprietary information of the Company (“Company Confidential Information”) which are now known to BankRoll or which hereinafter may become known to BankRoll and the BankRoll shall not at any time directly or indirectly disclose or permit to be disclosed any such information to any person, firm, or corporation or other entity, or use the same in any way other than in connection with the services rendered herein and in any case only with prior written permission of the Company. For purposes of this Agreement, “Company Confidential Information” includes information unique to or about the Company including but not limited to its business and is not known or generally available to the public.

Except as required by any state, federal or securities laws or a court order, the Company shall keep confidential any trade secrets or confidential or proprietary information of BankRoll (“BankRoll Confidential Information”) which are now known to Company or which hereinafter may become known to Company and the Company shall not at any time directly or indirectly disclose or permit to be disclosed any such information to any person, firm, or corporation or other entity, or use the same in any way other than in connection with the services rendered herein and in any case only with prior written permission of BankRoll. For purposes of this Agreement, “Bankroll Confidential Information” includes information unique to or about BankRoll including but not limited to its business and is not known or generally available to the public. In order for any BankRoll Confidential Information to be deemed as such, BankRoll shall identify, in writing, any BankRoll Confidential Information at the time of disclosure to the Company.

16. Intellectual Property. The Company retains all right, title and interest in any patent, patent application, trade secret, know-how and other intellectual property owned by it, and no license grant or assignment, express or implied, by estoppel or otherwise, is intended by, or shall be inferred from this Agreement, except as specifically set forth herein.

BankRoll retains all right, title and interest in any patent, patent application, trade secret, know-how and other intellectual property owned by it, and no license grant or assignment, express or implied, by estoppel or otherwise, is intended by, or shall be inferred from this Agreement, except as specifically set forth herein.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof

BRV Technology LLC

By:	/s/ Kendall Almerico
Name:	Kendall Almerico
Title:	CEO

Duke Robotics Systems

By:	/s/ Razi Atuar
Name:	Razi Atuar
Title:	CEO

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APPENDIX A

BankRoll and Company agree that the following fee schedule will be included in a broker-dealer contract to be signed by Company with the broker-dealer of record, should BankRoll’s technology platform be used for any funding activity. Company acknowledges that BankRoll itself is not charging the below fees, cannot bind any third party broker-dealer and is not negotiating on behalf of any third-party broker dealer.

Broker-Dealer Fees for a Regulation A Offering:

3.75% on all capital raised up to $5.0M

4.00% on all capital raised between $5.0 M to $10.0M

4.25% on all capital raised between $10.0M to $15M.

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